Exhibit 10.3

NEITHER THE SECURITIES REPRESENTED HEREBY NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. UNLESS SOLD PURSUANT TO EITHER AN EFFECTIVE REGISTRATION STATEMENT OR RULE 144 UNDER THE SECURITIES ACT, THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT.

EVINE LIVE INC.

OPTION

(First Amended and Restated)

Option No. 3	Original Issue Date:
September 19, 2016

EVINE Live Inc., a Minnesota corporation (the “Company”), hereby certifies that, for value received, TH Media Partners, LLC or its registered assign (the “Holder”), is entitled to purchase from the Company securities consisting of shares of Common Stock (the “Option Shares”) and warrants (the “Option Warrants”) to purchase a number of shares of Common Stock equal to 50% of the number of Option Shares (the Option Shares and the shares of Common Stock underlying the Option Warrants being the “Option Securities”), at any time following the date hereof through the dates specified below, subject to the terms and conditions of this Option. This First Amended and Restated Option (this “Option”), dated as of March 16, 2017, amends, restates and replaces the original option as issued on September 19, 2016, as further amended October 5, 2016 (the “Original Option”).

The total number of Option Securities purchasable hereunder will be equal to the difference between (a) the number of shares which would equal 6.666% of the sum of (i) the total outstanding shares of Common Stock prior to the exercise of the First Tranche (as defined below), plus (ii) the Option Securities, plus (iii) the Holder’s Warrant Shares, less (b) the sum of (i) all of the Common Stock beneficially owned by the Holder prior to the exercise of the First Tranche, plus (ii) the Holder’s Warrant Shares.

This Option is exercisable in two tranches. The “First Tranche” shall consist of the first 150,000 Option Securities (the “First Tranche Securities”), and must be exercised on or before the end of the First Expiration Date. Upon exercise of the First Tranche, two-thirds (2/3) of the First Tranche Securities (100,000 shares) shall be issued in the form of Common Stock and one-third (1/3) of the First Tranche Securities (50,000 shares) shall be issued as an Option Warrant substantially in the form of the Warrant (the “First Option Warrant”); provided, however, that the exercise price of the First Option Warrant shall be a price per share equal to a 50% premium to the closing price of the Company’s Common Stock on the Trading Market on the Trading Day immediately prior to the exercise of the First Tranche.

The “Second Tranche” shall consist of the balance of the Option Securities, which shall be up to 1,073,945 Option Securities (the “Second Tranche Securities”), and must be exercised on or before the end of the Second Expiration Date. Upon exercise of the Second Tranche, two-thirds (2/3) of the Second Tranche Securities (715,963 shares) shall be issued in the form of Common Stock, and one-third (1/3) of the Second Tranche Securities (357,982 shares) shall be issued in the form of an Option Warrant substantially in the form of the Warrant (the “Second Option Warrant”); provided, however, that the exercise price of the Second Option Warrant shall be a price per share equal to a 50% premium to the closing price of the Company’s Common Stock on the Trading Market on the Trading Day immediately prior to the exercise of the Second Tranche.

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1.       Definitions. As used in this Option, the following terms shall have the respective definitions set forth in this Section 1. Capitalized terms that are used and not defined in this Option that are defined in the Purchase Agreement shall have the respective definitions set forth in the Purchase Agreement.

“Common Stock” means the common stock of the Company, par value $0.01 per share, and any securities into which such common stock may hereafter be reclassified.

“Exercise Price” means the price per share equal to the VWAP per share for the Common Stock on the Principal Market during the five (5) Trading Days immediately preceding the exercise of the First Tranche or Second Tranche, as applicable, by the Holder.

“First Expiration Date” means March 19, 2017.

“Fundamental Transaction” means any of the following: (i) the Company effects any merger or consolidation of the Company with or into another person, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property or (iv) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another person or group of persons whereby such other person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other person or other persons making or party to, or associated or affiliated with the other persons making or party to, such stock or share purchase agreement or other business combination).

“Original Issue Date” means the Original Issue Date first set forth on the first page of this Option or its predecessor instrument.

“Purchase Agreement” means the Securities Purchase Agreement, dated September 14, 2016, to which the Company and the Purchaser are parties, as amended on December 13, 2016.

“Second Expiration Date” means September 19, 2017.

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market (other than any marketplace organized by the OTC Markets Group (or similar successor organization)), or (ii) if the Common Stock is not listed on a Trading Market, a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Markets Group (or similar successor organization); provided, that in the event that the Common Stock is not listed or quoted on a Trading Market, then Trading Day shall mean any day except Saturday, Sunday and any day that is a federal legal holiday in the United States.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or any marketplace organized by the OTC Markets Group (or similar successor organization) on which the Common Stock is listed or quoted for trading on the date in question.

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“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (A) if the Common Stock is then listed on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market as reported by Bloomberg L.P., (B) if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported during trading hours, or (C) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Company’s board of directors and reasonably acceptable to the Holder, the fees and expenses of which shall be paid by the Company.

2.       Registration of Option. The Company shall register this Option upon records to be maintained by the Company for that purpose (the “Option Register”), in the name of the record Holder. The Company may deem and treat the registered Holder of this Option as the absolute owners hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

3.       No Transfers. The Holder may not transfer all or any portion of this Option.

4.       Exercise, Vesting and Duration of Options.

(a) This Option shall be considered fully vested as of the Original Issue Date, subject only to the requirement it may only be exercised during the Exercise Period, as defined in the following sentence. This Option may be exercised by the registered Holder from the date that is thirty-one (31) days following the Original Issue Date through and including either (i) for the First Tranche, the First Expiration Date, or (ii) with respect to the Second Tranche, the Second Expiration Date. At 5:30 p.m., Central time on the Second Expiration Date, the portion of this Option not exercised prior thereto shall be and become void and of no value.

(b) Each of the First Tranche and Second Tranche may only be exercised once, in whole or in part. Upon an exercise, the Holder shall pay the applicable Exercise Price and shall receive either the First Tranche Securities or the Second Tranche Securities, as applicable.

(c) Notwithstanding anything to the contrary contained herein, the number of Option Securities that may be acquired by the Holder upon any exercise of this Option and the Option Warrants (or otherwise in respect hereof) shall be limited to the extent necessary to ensure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its affiliates (as defined under Rule 144, “Affiliates”) and any other persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act, does not exceed 6.666% of the sum of (i) the issued and outstanding shares of Common Stock prior to the Offering, plus (ii) the shares of Common Stock, and shares of Common Stock underlying the Warrants, purchased by all purchasers in the Offering, plus (iii) the Option Securities underlying the Options purchased by all purchasers in the Offering, as further illustrated in Exhibit E to the Purchase Agreement (the “Beneficial Ownership Limitation”).  For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder and in any event the shares of Common Stock underlying the Warrants are deemed to be beneficially owned.  This provision shall not restrict the number of shares of Common Stock which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a Fundamental Transaction as contemplated in Section 9 of this Option.  This restriction may not be waived.

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5.       Delivery of Option Shares and Option Warrants.

(a) Upon delivery of an Exercise Notice from the Holder (in the form attached hereto), relating to either the First Tranche or Second Tranche, to the Company at its address for notice set forth herein, and upon payment of the applicable Exercise Price multiplied by the number of Option Shares that the Holder intends to purchase in the applicable exercise, the Company shall promptly (but in no event later than three Trading Days after the Date of Exercise (as defined herein)) issue and deliver to the Holder certificates for the Option Shares and the applicable Option Warrant issuable upon such exercise, which, unless otherwise required by the Purchase Agreement, shall be free of restrictive legends. In addition, the Holder shall physically surrender this Option to the Company as a condition of the exercise of the Second Tranche. The Company shall, upon request of any Holder and subsequent to the date on which a registration statement covering the resale of the Option Securities has been declared effective by the Securities and Exchange Commission, use its commercially reasonable efforts to deliver Option Securities hereunder electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions, if available, provided, that, the Company may, but will not be required, to change its transfer agent if its current transfer agent cannot deliver Option Securities electronically through the Depository Trust Corporation. A “Date of Exercise” with respect to either the First Tranche or the Second Tranche means the date on which the Holder shall have delivered to the Company: (i) an Exercise Notice, appropriately completed and duly signed, related to such exercise, and (ii) payment of the applicable Exercise Price within Two Trading Days after delivery of the Exercise Notice for the number of Option Shares so indicated by the Holder to be purchased. If the payment of the Exercise Price by the Holder is not made within such two Trading Day period, the Company will issue and deliver the Option Shares within one Trading Day of receipt of the Exercise Price.

(b)       If by the third Trading Day after a Date of Exercise (the “Deadline Date”) the Company fails to deliver the required number of Option Shares and the applicable Option Warrant in the manner required pursuant to Section 5(a), then the Holder will have the right to rescind such exercise. In addition to the foregoing, if by the Deadline Date the Company fails to deliver the required number of Option Shares in the manner required pursuant to Section 5(a), and if on or after such Deadline Date the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of Option Shares issuable upon such exercise that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within five (5) Trading Days after such Holder’s request, promptly honor its obligation to deliver to such Holder a certificate or certificates representing such shares of Common Stock and pay cash to such Holder in an amount equal to the excess (if any) of such Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock purchased in such Buy-In over the product of (A) such number of shares of Common Stock, times (B) the Closing Price on the Deadline Date.

(c)       The Company’s obligations to issue and deliver Option Securities in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Option Securities. Nothing herein shall limit any Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing Option Securities upon exercise of the Option as required pursuant to the terms hereof.

6.       Charges, Taxes and Expenses. Issuance and delivery of Option Securities upon exercises of this Option and the Option Warrants shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Option Securities in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Option or receiving Option Securities upon exercise hereof.

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7.       Replacement of Option. If this Option is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Option, a new Option, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity (which shall not include a surety bond), if requested. Applicants for a new Option under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe. If a new Option is requested as a result of a mutilation of this Option, then the Holder shall deliver such mutilated Option to the Company as a condition precedent to the Company’s obligation to issue the new Option.

8.       Reservation of Option Shares and Common Stock issuable upon exercise of the Option Warrants. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Option Shares upon exercise of this Option and Common Stock upon exercise of the Option Warrants as herein provided, the number of Option Shares and shares of Common Stock issuable upon exercise of the Option Warrants which are then issuable and deliverable upon the exercise of this entire Option, free from preemptive rights or any other contingent purchase rights of Persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Option Shares and shares of Common Stock issuable upon exercise of the Option Warrants so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof (and in the case of the Option Warrants, the exercise price or cashless exercise provided for therein), be duly and validly authorized, issued and fully paid and nonassessable.

9.       Certain Adjustments. Notwithstanding anything to the contrary contained herein, the Exercise Price and number of Option Shares issuable upon exercise of this Option are subject to further adjustment from time to time as set forth in this Section 9.

(a)       Stock Dividends and Splits. If the Company, at any time while this Option is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be adjusted to equal the product obtained by multiplying the then-current Exercise Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

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(b)       Fundamental Transactions. If, at any time while this Option is outstanding there is a Fundamental Transaction, then the Holder shall have the right thereafter to receive, upon exercise of this Option, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holders of the number of Option Shares then issuable upon exercise in full of this Option (the “Alternate Consideration”). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Option following such Fundamental Transaction. At the Holder’s option and request made at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction, any successor to the Company or surviving entity in such Fundamental Transaction shall at the Company or such surviving entity’s election, either (1) issue to the Holder a new Option substantially in the form of this Option and consistent with the foregoing provisions and evidencing the Holder’s right to purchase the Alternate Consideration for the aggregate Exercise Price upon exercise thereof, or (2) purchase the Option from the Holder for a purchase price, payable in cash within five Trading Days after such request (or, if later, on the effective date of the Fundamental Transaction), equal to the Black Scholes Value of the remaining unexercised portion of this Option on the date of such request. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (b) and insuring that the Option (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction. “Black Scholes Value” means the value of this Option based on the Black and Scholes Option Pricing Model obtained from the “OV” function on Bloomberg, L.P. (“Bloomberg”) determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date, (B) an expected volatility equal to the greater of 100% and the 30 day volatility obtained from the HVT function on Bloomberg as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and (D) a remaining option time equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date.

(c)       No Rights as Stockholder Until Exercise. This Option does not entitle the Holder to any voting rights, dividends, distributions, or other rights as a stockholder of the Company prior to the exercise hereof.

(d)       Number of Option Shares. Simultaneously with any adjustment to the Exercise Price pursuant to this Section 9, the number of Option Shares that may be purchased upon exercise of this Option, and the number of shares underlying the Option Warrants, shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Option Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment, and the number of shares underlying the Option Warrants shall be equivalent to the number of shares underlying the Option Warrants issuable pursuant to the Option immediately prior to such adjustment.

(e)       Calculations. All calculations under this Section 9 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable; provided, however, that any adjustments which by reason of this Section 9(g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(f)       Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Option and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Option Securities or other securities issuable upon exercise of this Option (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s Transfer Agent. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall promptly disclose such information with the Commission pursuant to a Current Report on Form 8-K.

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10.       Payment of Exercise Price. The Holder will pay the Exercise Price in cash through the delivery of immediately available funds.

11.       No Fractional Shares. No fractional shares of Option Shares will be issued in connection with any exercise of this Option. In lieu of any fractional shares which would, otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the VWAP of one Option Share on the date of exercise.

12.       Notices. Any and all notices or other communications or deliveries hereunder (including, without limitation, any Exercise Notice) shall be in writing and shall be deemed given and effective if provided pursuant to the Purchase Agreement. In case any time: (1) the Company shall declare any cash dividend on its capital stock; (2) the Company shall pay any dividend payable in stock upon its capital stock or make any distribution to the holders of its capital stock; (3) the Company shall offer for subscription pro rata to the holders of its capital stock any additional shares of stock of any class or other rights; (4) there shall be any capital reorganization, or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation; or (5) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company; then, in any one or more of said cases, the Company shall give written notice to the Holder. Such notice shall also specify the date as of which the holders of capital stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their capital stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, or conversion or redemption, as the case may be. Such written notice shall be given at least 20 days prior to the action in question and not less than 20 days prior to the record date or the date on which the Company’s transfer books are closed in respect thereto.

13.       Registration Rights. The Holder shall be entitled to the registration rights set forth in Section 6 of the Purchase Agreement solely with respect to (a) the First Tranche Securities, and (b) shares of Common Stock issuable upon exercise of the Second Tranche. By his, her or its signature hereto, the Holder agrees that the shares of Common Stock issuable upon exercise of the Second Option Warrant shall have no registration rights whatsoever, whether under this Option or under the Purchase Agreement.

14.       Fast Compliance. While this Option is outstanding, the Company shall maintain a transfer agent that participates in the DTC Fast.

15.       Miscellaneous.

(a)       This Option shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Any assignee will agree to be bound by the terms of and give the representations contained in the Purchase Agreement applicable to Purchaser. Subject to the preceding sentence, nothing in this Option shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Option. This Option may be amended only in writing signed by the Company and the Holder and their successors and assigns.

(b)       All questions concerning the construction, validity, enforcement and interpretation of this Option shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.

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(c)       The headings herein are for convenience only, do not constitute a part of this Option and shall not be deemed to limit or affect any of the provisions hereof.

(d)       In case any one or more of the provisions of this Option shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Option shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Option.

[Remainder of page intentionally left blank, signature page follows]

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In witness whereof, the Company has caused this Option to be duly executed by its authorized officer as of the date first indicated above.

EVINE Live Inc.

By:	/s/ TIM PETERMAN
Name: Its:	Tim Peterman EVP CFO

ACKNOWLEDGEMENT

The undersigned, being the duly appointed agent of the Holder of this Option, hereby certifies, by his signature hereto, that:

1.	the Holder understands and agrees that the Original Option shall be amended and restated in its entirety by this Option, and of no further force and effect, upon execution hereof;

2.	Holder has surrendered the Original Option to the Company; and

3.	Holder has good title, and full power and authority to sell, assign and cancel, the Original Option.

TH Media Partners, llc

By:	Star Branding Investment Group, LLC, its Manager

	By:	/s/ JOE LAMASTRA
	Name: Its:	Joe Lamastra President and CEO

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EXERCISE NOTICE

The undersigned Holder hereby irrevocably elects to purchase                      shares of Common Stock pursuant to the attached Option. Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Option.

(1) The undersigned Holder hereby exercises their right to purchase                      Option Shares pursuant to the Option.

(2) The Holder shall pay the sum of $____________ in cash to the Company in accordance with the terms of the Option.

(3) Pursuant to this Exercise Notice, the Company shall deliver to the Holder                      Option Shares in accordance with the terms of the Option.

Dated ______________ __, _____	Name of Holder:

TH Media Partners, LLC

By:
Its:
(Signature must conform in all respects to name of holder as specified on the face of the Option)

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